SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008 (September 11, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 11, 2008, Aquila Inc., which does business as KCP&L Greater Missouri Operations Company (“KCP&L GMO” or “Aquila”), a wholly owned subsidiary of Great Plains Energy Incorporated (“Great Plains Energy”), gave notice of termination of its Credit Agreement dated as of August 31, 2005, with Union Bank of California, N.A., as Administrative Agent, and Allied Irish Bank, p.l.c., General Electric Capital Corporation, ING Capital LLC Credit, Industriel Et Commercial, Credit Suisse, Cayman Islands Branch, Erste Bank Der Oesterreichischen Sparkassen AG, Lehman Commercial Paper Inc., Lehman Brothers Bank, FSB, Helaba Landesbank Hessen-Thüringen, HVB Global Assets Company, LP and The Foothill Group, Inc. (the “Credit Agreement), effective September 16, 2008.   The Credit Agreement was originally filed as Exhibit 10.1 to Aquila’s Current Report on Form 8-K filed on September 6, 2005.

As of September 11, 2008, there were no loans or letters of credit outstanding, and a maximum of $131 million was available, under the Credit Agreement for loans and letters of credit in support of Aquila's participation in the construction of Iatan 2, an approximately 850 MW coal-fired power plant being developed by Kansas City Power & Light Company near Weston, Missouri, as well as to meet KCP&L GMO’s obligation to fund pollution controls installed at an adjacent facility. Extensions of credit under the Credit Agreement were due and payable on August 31, 2010. Loans carried interest at LIBOR plus a margin determined by KCP&L GMO’s credit ratings, and Aquila paid a fee on the amount of letters of credit outstanding that was determined by KCP&L GMO’s credit ratings. Obligations under the credit agreement were secured by a mortgage on the assets of KCP&L GMO’s Missouri Public Service electric utility division.  Great Plains Energy guarantied KCP&L GMO’s obligations under the Credit Agreement pursuant to a Guaranty dated as of July 14, 2008, which was filed as Exhibit 10.2 to Great Plains Energy’s Current Report on Form 8-K filed on July 18, 2008.  No fees or other amounts were paid on account of the termination.

Union Bank of California, N.A. is the administrative agent under a Financing Agreement dated as of April 22, 2005, providing for a $65 million revolving line of credit to KCP&L GMO, and is the trustee under certain indentures with KCP&L GMO.  In addition, certain of the lenders and their affiliates have engaged, and may in the future engage, in other commercial banking and investment banking transactions with Great Plains Energy, KCP&L GMO and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date:  September 17, 2008